Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Solid Results for Third Quarter 2017

St. Louis, Missouri - November 1, 2017 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2017 results for the period ended October 1, 2017.

Third Quarter 2017

On a GAAP basis, revenues for the quarter totaled $621.7 million, increasing $20.6 million, or 3.4%, compared to $601.1 million in the third quarter 2016. Net income was $1.0 million, a decrease of $35.1 million from the prior-year period. Net income was impacted by a $32.2 million after-tax loss on debt extinguishment related to our recent debt refinancing and repayment. Net income as a percentage of revenues was 0.2% compared to 6.0% in the prior-year period. EPS was $(0.18) compared to $0.69 in the third quarter 2016.

The $621.7 million of quarterly revenues represents an increase of $19.2 million, or 3.2%, over the adjusted revenues of $602.5 million in the third quarter 2016. Adjusted EBITDA margin in the third quarter was 19.2%, increasing 70 basis points from 18.5% in the year-ago period. Adjusted net income was $73.9 million, increasing $12.3 million, or 20.1%, compared to the prior-year period. Adjusted EPS was $1.49, increasing 15.5% compared to $1.29 in the third quarter 2016. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “The third quarter performance was in line with our expectations, and I am obviously pleased to report double-digit adjusted earnings growth and meaningful margin expansion. Our recent debt refinancing provided the lowest long-term borrowing rate in the history of the company.”

Outlook

“We expect record quarterly revenues and EPS in the fourth quarter, and we are well-positioned for success longer term. Our balance sheet is healthy and we continue to aggressively pursue a number of attractive inorganic opportunities,” said Mr. Stroup.

The Company expects fourth quarter 2017 revenues to be $641 - $661 million. For the full year ending December 31, 2017, the Company now expects revenues to be $2.425 - $2.445 billion, compared to prior guidance of $2.415 - $2.445 billion.

The Company expects fourth quarter 2017 GAAP EPS to be $1.61 - $1.71. For the full year ending December 31, 2017, the Company now expects GAAP EPS to be $2.50 - $2.60, compared to the previously guided range of $2.82 - $3.02.

The Company expects fourth quarter 2017 adjusted EPS to be $1.71 - $1.81. For the full year ending December 31, 2017, the Company now expects adjusted EPS to be $5.45 - $5.55, compared to the previously guided range of $5.35 - $5.55.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-339-3466; the dial-in number for participants outside the U.S. is 719-325-2360. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

	(In thousands, except per share data)
Revenues	$621,745	$601,109	$1,783,759	$1,744,237
Cost of sales	(381,921)	(355,147)	(1,079,312)	(1,025,027)
Gross profit	239,824	245,962	704,447	719,210
Selling, general and administrative expenses	(116,429)	(126,662)	(346,786)	(372,125)
Research and development	(35,442)	(33,512)	(105,108)	(106,297)
Amortization of intangibles	(27,162)	(23,808)	(77,944)	(75,603)
Operating income	60,791	61,980	174,609	165,185
Interest expense, net	(19,385)	(23,513)	(66,424)	(71,958)
Loss on debt extinguishment	(51,594)	—	(52,441)	—
Income (loss) before taxes	(10,188)	38,467	55,744	93,227
Income tax benefit (expense)	11,133	(2,395)	6,673	1,136
Net income	945	36,072	62,417	94,363
Less: Net loss attributable to noncontrolling interest	(82)	(88)	(274)	(286)
Net income attributable to Belden	1,027	36,160	62,691	94,649
Less: Preferred stock dividends	8,732	6,695	26,198	6,695
Net income (loss) attributable to Belden common stockholders	$(7,705)	$29,465	$36,493	$87,954

Weighted average number of common shares and equivalents:
Basic	42,256	42,126	42,251	42,073
Diluted	42,256	42,648	42,663	42,534

Basic income (loss) per share attributable to Belden common stockholders:	$(0.18)	$0.70	$0.86	$2.09

Diluted income (loss) per share attributable to Belden common stockholders:	$(0.18)	$0.69	$0.86	$2.07

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Solutions	Industrial Solutions	Network Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended October 1, 2017
Segment Revenues	$193,753	$167,089	$160,471	$100,432	$621,745
Segment EBITDA	35,671	26,409	30,545	24,906	117,531
Segment EBITDA margin	18.4%	15.8%	19.0%	24.8%	18.9%
Depreciation expense	4,088	2,740	3,285	1,570	11,683
Amortization of intangibles	13,482	438	646	12,596	27,162
Severance, restructuring, and acquisition integration costs	3,056	6,253	6,840	530	16,679
Purchase accounting effects related to acquisitions	2,922	—	—	—	2,922

For the three months ended October 2, 2016
Segment Revenues	$196,173	$156,658	$149,847	$99,790	$602,468
Segment EBITDA	36,545	27,294	23,649	24,448	111,936
Segment EBITDA margin	18.6%	17.4%	15.8%	24.5%	18.6%
Depreciation expense	4,063	3,210	2,738	1,592	11,603
Amortization of intangibles	10,955	431	604	11,818	23,808
Severance, restructuring, and acquisition integration costs	174	5,573	4,746	2,302	12,795
Deferred gross profit adjustments	283	—	—	1,076	1,359

For the nine months ended October 1, 2017
Segment Revenues	$550,420	$473,504	$465,907	$293,928	$1,783,759
Segment EBITDA	90,681	77,310	87,314	65,563	320,868
Segment EBITDA margin	16.5%	16.3%	18.7%	22.3%	18.0%
Depreciation expense	12,095	8,034	9,659	4,806	34,594
Amortization of intangibles	36,950	1,291	1,928	37,775	77,944
Severance, restructuring, and acquisition integration costs	4,434	19,267	8,307	831	32,839
Purchase accounting effects related to acquisitions	4,089	—	—	—	4,089

For the nine months ended October 2, 2016
Segment Revenues	$560,966	$452,951	$438,746	$296,986	$1,749,649
Segment EBITDA	89,317	80,605	73,700	66,715	310,337
Segment EBITDA margin	15.9%	17.8%	16.8%	22.5%	17.7%
Depreciation expense	12,086	10,028	8,165	4,974	35,253
Amortization of intangibles	37,306	1,292	1,796	35,209	75,603
Severance, restructuring, and acquisition integration costs	5,871	7,280	7,982	5,939	27,072
Purchase accounting effects related to acquisitions	195	—	—	—	195
Deferred gross profit adjustments	1,391	—	—	4,021	5,412

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

	(In thousands)
Total Segment Revenues	$621,745	$602,468	$1,783,759	$1,749,649
Deferred revenue adjustments	—	(1,359)	—	(5,412)
Consolidated Revenues	$621,745	$601,109	$1,783,759	$1,744,237

Total Segment EBITDA	$117,531	$111,936	$320,868	$310,337
Income from equity method investment	2,551	586	5,835	1,077
Eliminations	(845)	(977)	(2,628)	(2,694)
Consolidated Adjusted EBITDA (1)	119,237	111,545	324,075	308,720
Amortization of intangibles	(27,162)	(23,808)	(77,944)	(75,603)
Depreciation expense	(11,683)	(11,603)	(34,594)	(35,253)
Severance, restructuring, and acquisition integration costs	(16,679)	(12,795)	(32,839)	(27,072)
Purchase accounting effects related to acquisitions	(2,922)	—	(4,089)	(195)
Deferred gross profit adjustments	—	(1,359)	—	(5,412)
Consolidated operating income	60,791	61,980	174,609	165,185
Interest expense, net	(19,385)	(23,513)	(66,424)	(71,958)
Loss on debt extinguishment	(51,594)	—	(52,441)	—
Consolidated income (loss) before taxes	$(10,188)	$38,467	$55,744	$93,227

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 1, 2017	December 31, 2016
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$461,363	$848,116
Receivables, net	439,276	388,059
Inventories, net	262,494	190,408
Other current assets	67,048	29,176
Assets held for sale	35,953	23,193
Total current assets	1,266,134	1,478,952
Property, plant and equipment, less accumulated depreciation	324,617	309,291
Goodwill	1,475,467	1,385,995
Intangible assets, less accumulated amortization	566,958	560,082
Deferred income taxes	35,565	33,706
Other long-lived assets	36,107	38,777
	$3,704,848	$3,806,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$301,173	$258,203
Accrued liabilities	257,729	310,340
Liabilities held for sale	1,732	1,736
Total current liabilities	560,634	570,279
Long-term debt	1,530,077	1,620,161
Postretirement benefits	112,938	104,050
Deferred income taxes	21,528	14,276
Other long-term liabilities	37,311	36,720
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,123,623	1,116,090
Retained earnings	813,936	783,812
Accumulated other comprehensive loss	(84,342)	(39,067)
Treasury stock	(412,059)	(401,026)
Total Belden stockholders’ equity	1,441,662	1,460,313
Noncontrolling interest	698	1,004
Total stockholders’ equity	1,442,360	1,461,317
	$3,704,848	$3,806,803

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 1, 2017	October 2, 2016

	(In thousands)
Cash flows from operating activities:
Net income	$62,417	$94,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,538	110,857
Share-based compensation	13,431	13,943
Loss on debt extinguishment	52,441	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(32,950)	(9,843)
Inventories	(50,232)	5,626
Accounts payable	30,290	(3,889)
Accrued liabilities	(54,828)	(43,594)
Income taxes	(32,071)	(17,375)
Other assets	(9,046)	2,798
Other liabilities	11,625	(5,457)
Net cash provided by operating activities	103,615	147,429
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(166,896)	(17,848)
Capital expenditures	(33,430)	(36,057)
Other	—	(971)
Proceeds from disposal of tangible assets	15	282
Net cash used for investing activities	(200,311)	(54,594)
Cash flows from financing activities:
Payments under borrowing arrangements	(1,105,892)	(51,875)
Cash dividends paid	(32,535)	(6,307)
Debt issuance costs paid	(16,586)	—
Payments under share repurchase program	(11,508)	—
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(5,421)	(5,302)
Proceeds from issuance of preferred stock, net	—	501,498
Borrowings under credit arrangements	866,700	—
Net cash provided by (used for) financing activities	(305,242)	438,014
Effect of foreign currency exchange rate changes on cash and cash equivalents	15,185	705
Increase (decrease) in cash and cash equivalents	(386,753)	531,554
Cash and cash equivalents, beginning of period	848,116	216,751
Cash and cash equivalents, end of period	$461,363	$748,305

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments, because they generally are not related to the acquired business' core operating performance and vary in amount and frequency. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported in accordance with accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

	(In thousands, except percentages and per share amounts)
GAAP revenues	$621,745	$601,109	$1,783,759	$1,744,237
Deferred revenue adjustments	—	1,359	—	5,412
Adjusted revenues	$621,745	$602,468	$1,783,759	$1,749,649

GAAP gross profit	$239,824	$245,962	$704,447	$719,210
Severance, restructuring, and acquisition integration costs	12,406	2,897	26,523	6,815
Purchase accounting effects related to acquisitions	2,922	—	4,089	195
Accelerated depreciation	266	206	798	618
Deferred gross profit adjustments	—	1,359	—	5,412
Adjusted gross profit	$255,418	$250,424	$735,857	$732,250

GAAP gross profit margin	38.6%	40.9%	39.5%	41.2%
Adjusted gross profit margin	41.1%	41.6%	41.3%	41.9%

GAAP selling, general and administrative expenses	$(116,429)	$(126,662)	$(346,786)	$(372,125)
Severance, restructuring, and acquisition integration costs	4,174	9,924	6,264	19,604
Accelerated depreciation	—	16	—	16
Adjusted selling, general and administrative expenses	$(112,255)	$(116,722)	$(340,522)	$(352,505)

GAAP research and development	$(35,442)	$(33,512)	$(105,108)	$(106,297)
Severance, restructuring, and acquisition integration costs	99	(26)	52	653
Adjusted research and development	$(35,343)	$(33,538)	$(105,056)	$(105,644)

GAAP net income attributable to Belden	$1,027	$36,160	$62,691	$94,649
Interest expense, net	19,385	23,513	66,424	71,958
Income tax expense (benefit)	(11,133)	2,395	(6,673)	(1,136)
Loss on debt extinguishment	51,594	—	52,441	—
Noncontrolling interest	(82)	(88)	(274)	(286)
Total non-operating adjustments	59,764	25,820	111,918	70,536

Amortization of intangible assets	27,162	23,808	77,944	75,603
Severance, restructuring, and integration costs	16,679	12,795	32,839	27,072
Purchase accounting effects related to acquisitions	2,922	—	4,089	195
Accelerated depreciation	266	222	798	634
Deferred gross profit adjustments	—	1,359	—	5,412
Total operating income adjustments	47,029	38,184	115,670	108,916

Depreciation expense	11,417	11,381	33,796	34,619

Adjusted EBITDA	$119,237	$111,545	$324,075	$308,720

GAAP net income margin	0.2%	6.0%	3.5%	5.4%
Adjusted EBITDA margin	19.2%	18.5%	18.2%	17.6%

GAAP net income attributable to Belden	$1,027	$36,160	$62,691	$94,649
Operating income adjustments from above	47,029	38,184	115,670	108,916
Loss on debt extinguishment	51,594	—	52,441	—
Amortization expense attributable to noncontrolling interest, net of tax	(16)	(16)	(47)	(48)
Tax effect of adjustments	(25,782)	(12,820)	(44,750)	(33,850)
Adjusted net income attributable to Belden	$73,852	$61,508	$186,005	$169,667

GAAP net income attributable to Belden	$1,027	$36,160	$62,691	$94,649
Less: Preferred stock dividends	8,732	6,695	26,198	6,695
GAAP net income (loss) attributable to Belden common stockholders	$(7,705)	$29,465	$36,493	$87,954

Adjusted net income attributable to Belden	$73,852	$61,508	$186,005	$169,667
Less: Preferred stock dividends	—	6,695	26,198	6,695
Adjusted net income attributable to Belden common stockholders	$73,852	$54,813	$159,807	$162,972

GAAP income (loss) per diluted share attributable to Belden common stockholders	$(0.18)	$0.69	$0.86	$2.07
Adjusted income per diluted share attributable to Belden common stockholders	$1.49	$1.29	$3.75	$3.83

GAAP diluted weighted average shares	42,256	42,648	42,663	42,534
Adjustment for assumed conversion of preferred stock
into common stock	6,848	—	—	—
Adjustment for anti-dilutive shares that are dilutive under
adjusted measures	414	—	—	—
Adjusted diluted weighted average shares	49,518	42,648	42,663	42,534

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

	(In thousands)
GAAP net cash provided by operating activities	$68,834	$86,859	$103,615	$147,429
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,218)	(10,692)	(33,415)	(35,775)
Non-GAAP free cash flow	$57,616	$76,167	$70,200	$111,654

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2017 EARNINGS GUIDANCE

	Year Ended December 31, 2017	Three Months Ended December 31, 2017

Adjusted income per diluted share attributable to Belden common stockholders	$5.45 - $5.55	$1.71 - $1.81
Amortization of intangible assets	$(1.51)	$(0.07)
Loss on debt extinguishment	$(0.76)	$0.00
Severance, restructuring, and acquisition integration costs	$(0.59)	$(0.02)
Purchase accounting effects related to acquisitions	$(0.09)	$(0.01)
GAAP income per diluted share attributable to Belden common stockholders	$2.50 - $2.60	$1.61 - $1.71
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the fourth quarter and full-year 2017. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; volatility in credit and foreign exchange markets; variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; disruption of, or changes in, the Company’s key distribution channels; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); disruptions in the Company’s information systems including due to cyber-attacks; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impact of regulatory requirements and other legal compliance issues; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 17, 2017. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com